Exhibit 10.2
SKILLED HEALTHCARE GROUP, INC.
AMENDED AND RESTATED 2007 INCENTIVE AWARD PLAN
RESTRICTED STOCK AWARD GRANT NOTICE
Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), pursuant to its Amended and Restated 2007 Incentive Award Plan (the “Plan”), hereby grants to the holder listed below (“Holder”) the number of shares of the Company’s Class A common stock, par value $0.001 per share (“Stock”), set forth below (the “Shares”). This Restricted Stock award is subject to all of the terms and conditions set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein or in Schedule A hereto, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”).

Holder:	Paxton Wiffler
Grant Date:	May 8, 2014
Total Number of Shares of Restricted Stock:	400,000
Vesting:
   As of the Grant Date, 100% of the Shares will be subject to the Forfeiture Restriction (as defined in the Restricted Stock Agreement). Subject to the terms and conditions of the Plan, this Grant Notice and the Restricted Stock Agreement, the Forfeiture Restriction shall lapse as to the Shares as follows:
1. Installments. The Restricted Stock Award shall be comprised of three installments (each, an “Installment”), as follows: (i) 133,333 of the Shares shall be allocated to the first Installment; (ii) 133,334 of the Shares shall be allocated to the second Installment; and (iii) 133,333 of the Shares shall be allocated to the third Installment.
2. Vesting of Installments. Subject to Section 3, the Forfeiture Restriction shall lapse with respect to each Installment as set forth on Schedule A hereto.
3. Termination of Service. Except as provided in Schedule A hereto, in no event shall the Forfeiture Restriction lapse as to any additional Shares following Holder’s Termination of Service.
Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with generally accepted accounting principles.

By his or her signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice (including Schedule A hereto). Holder has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under or relating to the Plan, this Grant Notice or the Restricted Stock Agreement. If Holder is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

SKILLED HEALTHCARE GROUP, INC.:		HOLDER:
By:	/s/ Roland Rapp	By:	/s/ Paxton Wiffler
Print Name:	Roland Rapp	Print Name:	Paxton Wiffler
Title:	Secretary
Address:	27442 Portola Parkway, Suite 200	Address:
Foothill Ranch, CA 92610
Attachments:    Vesting Schedule (Schedule A to the Grant Notice)
Restricted Stock Award Agreement (Exhibit A)
Consent of Spouse (Exhibit B)
Stock Assignment (Exhibit C)
Joint Escrow Instructions (Exhibit D)
Form of Internal Revenue Code Section 83(b) Election and Instructions (Exhibit E)
- Election under Internal Revenue Code Section 83(b) (Attachment 1 to Exhibit E)
- Sample Cover Letter to Internal Revenue Service (Attachment 2 to
Exhibit E)
Amended and Restated 2007 Incentive Award Plan (Exhibit F)
Amended and Restated 2007 Incentive Award Plan Prospectus (Exhibit G)

SKILLED HEALTHCARE GROUP, INC.
AMENDED AND RESTATED 2007 INCENTIVE AWARD PLAN
RESTRICTED STOCK AWARD GRANT NOTICE
SCHEDULE A

(1)     Vesting Schedule.
(a) Subject to Sections 1(b) and 1(c) below, the Forfeiture Restriction shall lapse in cumulative installments as follows:
(i) The Forfeiture Restriction on the first Installment of Shares shall lapse on the date on which the Committee certifies in writing that the Company has achieved a Vesting Price (as described in Section 1(d) below) of $7.50 per share during the Performance Period.
(ii) The Forfeiture Restriction on the second Installment of Shares shall lapse (i) as to fifty percent (50%) of such Installment on the date on which the Committee certifies in writing that the Company has achieved a Vesting Price of $10.00 per share during the Performance Period and (ii) as to fifty (50%) of such Installment on the first anniversary of such date.
(iii) The Forfeiture Restriction on the third Installment of Shares shall lapse (i) as to fifty percent (50%) of such Installment on the date on which the Committee certifies in writing that the Company has achieved a Vesting Price of $12.50 per share during the Performance Period and (ii) as to fifty (50%) of such Installment on the first anniversary of such date.
(b) Termination of Service.
(i) In the event of Holder’s Termination of Service by reason of death or total and permanent disability prior to the third anniversary of the Grant Date, then, if one or more Vesting Prices is achieved during the one year period following the date of death or the six-month period following the date of Termination of Service by reason of disability, as applicable (provided, that in no event shall either such period run beyond the last day of the Performance Period), the Forfeiture Restriction shall lapse in cumulative installments as follows on the date on which the Committee certifies in writing that the Company has achieved the applicable Vesting Price:
(A) If the Company achieves a Vesting Price of $7.50 per share, the Forfeiture Restriction on the first Installment of Shares shall lapse;
(B) If the Company achieves a Vesting Price of $10.00 per share, the Forfeiture Restriction on the second Installment of Shares shall lapse; and
(C) If the Company achieves a Vesting Price of $12.50 per share, the Forfeiture Restriction on the third Installment of Shares shall lapse.
(ii) In the event of Holder’s Termination of Service by reason of death, total and permanent disability or by the Company without Cause (as defined in that certain Employment Agreement, dated as of April 10, 2014, by and between Skilled Healthcare, LLC, the Company and Holder), the Forfeiture Restriction shall thereupon lapse on any unvested Installment of Shares with respect to which the Vesting Price has theretofore been achieved, and any Shares remaining subject to the Forfeiture Restriction shall be immediately forfeited after such date.
(iii) In the event that Holder incurs a Termination of Service by reason of death or total and permanent disability and a Change in Control (as defined below) occurs during the one year period following the date of death or the six-month period following the date of Termination of Service by reason of disability, as applicable (provided, that in no event shall either such period run beyond the last day of the Performance Period), and prior to the third anniversary of the Grant Date, then the Forfeiture Restriction on the first Installment of Shares shall lapse immediately prior to such Change in Control and, in addition, if one or more Vesting Prices is achieved in connection with the Change in Control, the Forfeiture Restriction shall lapse in cumulative installments as follows on the date on which the Committee certifies in writing that the Company has achieved the applicable Vesting Price:
(A) If the Company achieves a Vesting Price of $10.00 per share, the Forfeiture Restriction on the second Installment of Shares shall lapse; provided, however, that if the Vesting Price is between $7.50 per share and $10.00 per share, the Forfeiture Restriction shall lapse on the second Installment of Shares with respect to a number of such Shares determined by straight-line pro-rata linear interpolation; and
(B) If the Company achieves a Vesting Price of $12.50 per share, the Forfeiture Restriction on the third Installment of Shares shall lapse; provided, however, that if the Vesting Price is between $10.00 per share and $12.50 per share, the Forfeiture Restriction shall lapse on the third Installment of Shares with respect to a number of such Shares determined by straight-line pro-rata linear interpolation.
(c)    Change in Control. In the event that a Change in Control occurs during the Performance Period and Holder has not incurred a Termination of Service prior to the date of such Change in Control, then the Forfeiture Restriction on the first Installment of Shares shall lapse immediately prior to such Change in Control and, in addition, if one or more Vesting Prices is achieved in connection with the Change in Control, the Forfeiture Restriction shall lapse in cumulative installments as follows on the date on which the Committee certifies in writing that the Company has achieved the applicable Vesting Price:
(i) If the Company achieves a Vesting Price of $10.00 per share, the Forfeiture Restriction on the second Installment of Shares shall lapse; provided, however, that if the Vesting Price is between $7.50 per share and $10.00 per share, the Forfeiture Restriction shall lapse on the second Installment of Shares with respect to a number of such Shares determined by straight-line pro-rata linear interpolation; and
(ii) If the Company achieves a Vesting Price of $12.50 per share, the Forfeiture Restriction on the third Installment of Shares shall lapse; provided, however, that if the Vesting Price is between $10.00 per share and $12.50 per share, the Forfeiture Restriction shall lapse on the third Installment of Shares with respect to a number of such Shares determined by straight-line pro-rata linear interpolation.
(d) For purposes of this Agreement, the Vesting Price will be achieved if either (i) the Fair Market Value of a share of Stock equals or exceeds the applicable Vesting Price for thirty (30) consecutive Trading Days during the Performance Period, or (ii) the highest price per share of Stock paid in a transaction or event that results in a Change in Control on or before the third anniversary of the Grant Date equals or exceeds the Vesting Price.
(e) Except as provided in subsections (b)(iii) and (c) above, (i) in no event shall a Forfeiture Restriction lapse with respect to any Installment to the extent that the Vesting Price with respect to such Installment has not been achieved, and (ii) to the extent that the Vesting Price with respect to an Installment is not achieved during the Performance Period, the Forfeiture Restriction shall not lapse with respect to such Installment, and all such Shares subject to such Installment shall be immediately forfeited as of the last day of the Performance Period.
(f) Notwithstanding anything contained herein to the contrary, the Committee shall certify in writing that the Company has achieved a Vesting Price no later than thirty (30) days after the date on which the applicable Vesting Price is achieved.
(2) Definitions.
(a)     “Change in Control” shall have the meaning ascribed to that term in the Plan; provided, however, that any sale or other disposition of securities of the Company by Onex Corporation and/or its affiliates in a transaction or series of transactions not involving a sale or other disposition of securities of the Company by the Company’s shareholders generally shall not constitute a “Change in Control”.
(b) “Performance Period” shall mean the three (3)-year period beginning on the Grant Date and ending on the third anniversary thereof.
(c) “Trading Day” shall mean a day during which trading in securities generally occurs on the principal U.S. securities exchange or market system on which the Stock is then listed or, if the Stock is not listed on a U.S.

national or regional securities exchange or market system, then on the principal other market on which the Stock is then traded.

EXHIBIT A
TO RESTRICTED STOCK AWARD GRANT NOTICE
RESTRICTED STOCK AWARD AGREEMENT
Pursuant to the Restricted Stock Award Grant Notice, including Schedule A thereto (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), has granted to Holder the number of shares of the Company’s Class A common stock, par value $0.001 per share (“Stock”), specified in the Grant Notice (the “Shares”), upon the terms and conditions set forth in the Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan (the “Plan”), the Grant Notice and this Agreement.
ARTICLE I

GENERAL
1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or, if not defined therein, the Plan.
1.2    Incorporation of Terms of Plan. The Shares are subject to the terms and conditions of the Plan, which are incorporated herein by reference.
ARTICLE II

GRANT OF RESTRICTED STOCK
2.1    Grant of Restricted Stock. In consideration of Holder’s agreement to remain in the service or employ of the Company or a Subsidiary and for other good and valuable consideration which the Committee has determined exceeds the aggregate par value of the Shares, effective as of the “Grant Date” set forth in the Grant Notice (the “Grant Date”), the Company hereby agrees to issue to Holder the Shares, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement.
2.2    Issuance of Shares. Subject to Section 2.3, the issuance of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of the Grant Notice by the parties or on such other date as the Company and Holder shall agree (the “Issuance Date”). Subject to the provisions of Article IV, the Company shall issue the Shares (which shall be issued in Holder’s name) on the Issuance Date.
2.3    Conditions to Issuance of Shares. The Shares, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares prior to fulfillment of all of the following conditions:
(a)    The admission of such Shares to listing on all stock exchanges on which the Common Stock is then listed;
(b)    The completion of any registration or other qualification of such Shares under any federal, state or foreign law or under regulations or rules promulgated by the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its discretion, deem necessary or advisable

OC\1700112.3

(c)    The obtaining of any approval or other clearance from any federal, state or foreign governmental agency which the Administrator shall, in its discretion, determine to be necessary or advisable;
(d)    The receipt by the Company of full payment for all amounts which, under federal, state, local or foreign tax law, the Company (or other employer corporation) is required to withhold upon issuance of such Shares; and
(e)    The lapse of such reasonable period of time following the satisfaction of all other conditions to issuance as the Administrator may from time to time establish for reasons of administrative convenience.
2.4    Rights as Stockholder. Except as otherwise provided herein, upon delivery of the Shares to the escrow agent pursuant to Article IV, Holder shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares; provided, however, that any and all extraordinary cash dividends paid on such Shares and any and all shares of Stock, capital stock or other securities or property received by or distributed to Holder with respect to the Shares as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company shall also be subject to the Forfeiture Restriction (as defined in Section 3.1) and the restrictions on transfer in Section 3.4 until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Forfeiture Restriction pursuant to this Agreement). In addition, in the event of any merger, consolidation, share exchange or reorganization affecting the Shares, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that is by reason of any such transaction received with respect to, in exchange for or in substitution of the Shares shall also be subject to the Forfeiture Restriction and the restrictions on transfer in Section 3.4 until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Forfeiture Restriction pursuant to this Agreement). Any such assets or other securities received by or distributed to Holder with respect to, in exchange for or in substitution of any Unreleased Shares (as defined in Section 3.3) shall be immediately delivered to the Company to be held in escrow pursuant to Article IV.
ARTICLE III

RESTRICTIONS ON SHARES
3.1    Forfeiture Restriction. Subject to the provisions of Section 3.2, upon Holder’s Termination of Service, for any or no reason, all of the Unreleased Shares (as defined in Section 3.3) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited by Holder. In the event any of the Unreleased Shares are forfeited under this Section 3.1, any cash, cash equivalents, assets or securities received by or distributed to Holder with respect to, in exchange for or in substitution of such Shares and held by the escrow agent pursuant to Section 4.1 and the Joint Escrow Instructions shall be promptly transferred by the escrow agent to the Company.
3.2    Release of Shares from Forfeiture Restriction; Acceleration upon Change in Control. Notwithstanding anything to the contrary contained in the last sentence of Section 3.2(c) of the Plan, the Shares shall be released from the Forfeiture Restriction as indicated in the Grant Notice and Schedule A attached thereto. Any of the Shares released from the Forfeiture Restriction shall thereupon be released from the restrictions on transfer under

Section 3.4. In the event any of the Shares are released from the Forfeiture Restriction, any cash, cash equivalents, assets or securities received by or distributed to Holder with respect to, in exchange for or in substitution of such Shares and held by the escrow agent pursuant to Section 4.1 and the Joint Escrow Instructions shall be promptly transferred by the escrow agent to Holder.
3.3    Unreleased Shares. Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.”
3.4    Restrictions on Transfer. Unless otherwise permitted by the Administrator pursuant to the Plan, no Unreleased Shares or any dividends or other distributions thereon or any interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of Holder or Holder’s successors in interest or shall be subject to sale or other disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such sale or other disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted sale or other disposition thereof shall be null and void and of no effect.
ARTICLE IV

ESCROW OF SHARES
4.1    Escrow of Shares. To ensure the availability the Unreleased Shares for delivery in the event of forfeiture of such Shares by Holder pursuant to Section 3.1, Holder hereby appoints the Secretary of the Company, or any other person designated by the Administrator as escrow agent, as Holder’s attorney-in-fact to assign and transfer unto the Company, such Unreleased Shares, if any, forfeited by Holder pursuant to Section 3.1 and any cash, cash equivalents, assets or securities received by or distributed to Holder with respect to, in exchange for or in substitution of such Unreleased Shares, and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Administrator, any share certificates representing the Unreleased Shares, together with the Stock Assignment duly endorsed in blank, attached as Exhibit C to the Grant Notice. The Unreleased Shares and stock assignment shall be held by the Secretary of the Company, or such other person designated by the Administrator, in escrow, pursuant to the Joint Escrow Instructions of the Company and Holder attached as Exhibit D to the Grant Notice, until the Unreleased Shares are forfeited by Holder as provided in Section 3.1, until such Unreleased Shares are released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Upon release of the Unreleased Shares from the Forfeiture Restriction, the escrow agent shall deliver to Holder the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Holder in accordance with the terms of the Joint Escrow Instructions attached as Exhibit D to the Grant Notice, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement. If any cash, cash equivalents, assets or securities are paid, received by or distributed to Holder with respect to, in exchange for or in substitution of the Unreleased Shares and held by the escrow agent pursuant to Section 4.1 and the Joint Escrow Instructions, such cash, cash equivalents, assets or securities shall also be subject to the restrictions set forth in this Agreement and held in escrow pending release of the Unreleased Shares with respect to which such cash, cash equivalents, assets or securities were paid, received or distributed from the Forfeiture Restriction.
4.2    Transfer of Forfeited Shares. Holder hereby authorizes and directs the Secretary of the Company, or such other person designated by the Administrator, to transfer the Unreleased Shares which have been forfeited by

Holder to the Company, and any cash, cash equivalents, assets or securities received by or distributed to Holder with respect to, in exchange for or in substitution of such Unreleased Shares.
4.3    No Liability for Actions in Connection with Escrow. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow while acting in good faith and in the exercise of its judgment.
ARTICLE V

OTHER PROVISIONS
5.1    Administration. The Administrator shall have the power to (a) interpret the Plan and this Agreement, (b) adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules and (c) amend this Agreement, subject to Section 5.8. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be binding, conclusive and final upon Holder, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Shares. In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan, except with respect to matters which under Rule 16b‑3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the discretion of the Administrator
5.2    Restrictive Legends and Stop-Transfer Orders.

(a)    Any share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legend and any other legend(s) that may be required by any applicable federal, state or foreign securities laws:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
(b)    Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(c)    The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
5.3    Adjustments. The Administrator may adjust the Unreleased Shares in accordance with the provisions of Section 11.3 of the Plan.
5.4    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the address given beneath Holder’s signature on the Grant Notice or at the last known address for Holder contained in the Company’s records. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
5.5    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.6    Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
5.7    Conformity to Securities Laws. Holder acknowledges that the Plan is intended to conform to the extent necessary with all applicable federal, state and foreign securities laws (including the Securities Act and the Exchange Act) and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission or any other governmental regulatory body. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
5.8    Amendments. This Agreement may not be modified, amended or terminated, except by an instrument in writing, signed by a duly authorized representative of the Company and, to the extent any such modification, amendment or termination may adversely affect Holder’s rights under this Agreement, by Holder, except as otherwise provided under the terms of the Plan.
5.9    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and Holder’s heirs, executors, administrators, successors and assigns.
5.10    No Employment Rights. Nothing in the Plan or this Agreement shall confer upon Holder any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Holder.
5.11    Taxes. Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Holder understands that Holder will recognize ordinary income for federal income tax purposes under Section 83 of the Code as the restrictions applicable to the Unreleased Shares lapse. In this context, “restriction” includes the Forfeiture Restriction. Holder understands that Holder may elect to be taxed for federal income tax purposes at the time the Shares are issued rather than as and when the Forfeiture Restriction lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than 30 days following the date of purchase. A form of election under Section 83(b) of the Code is attached to the Grant Notice as Exhibit E.
HOLDER ACKNOWLEDGES THAT IT IS HOLDER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(B), EVEN IF HOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HOLDER’S BEHALF.
5.12    Tax Withholding.
(a)    The Company shall be entitled to require payment of any sums required by federal, state or local tax law to be withheld with respect to the transfer of the Shares or the lapse of the Forfeiture Restriction with respect to the Shares, or any other taxable event related thereto. The Company may permit Holder to make such payment in one or more of the forms specified below:
(i)    by cash or check made payable to the Company;
(ii)    by the deduction of such amount from other compensation payable to Holder;
(iii)    by tendering Shares which are not subject to the Forfeiture Restriction and which have a then current Fair Market Value not greater than the amount necessary to satisfy the Company’s withholding obligation based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes; or
(iv)    in any combination of the foregoing.

(b)    In the event Holder fails to provide timely payment of all sums required by the Company pursuant to Section 5.12(a), the Company shall have the right and option, but not obligation, to treat such failure as an election by Holder to provide all or any portion of such required payment by means of tendering Shares in accordance with Section 5.12(a)(iii).
5.13    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
5.14    Entire Agreement. The Plan, the Grant Notice (including all Exhibits thereto) and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Holder.

EXHIBIT B
TO RESTRICTED STOCK AWARD GRANT NOTICE
CONSENT OF SPOUSE
I,     , spouse of     , have read and approve the foregoing Restricted Stock Award Agreement (the “Agreement”). In consideration of issuing to my spouse the shares of common stock of Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), set forth in the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of the Company issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.
Dated: _______________, ____

Signature of Spouse

EXHIBIT C
TO RESTRICTED STOCK AWARD GRANT NOTICE
STOCK ASSIGNMENT
FOR VALUE RECEIVED, the undersigned,         , hereby sells, assigns and transfers unto SKILLED HEALTHCARE GROUP, INC., a Delaware corporation (the “Company”), _______________ shares of the common stock of the Company, standing in its name on the books of said corporation represented by Certificate No. ____ herewith and does hereby irrevocably constitute and appoint ____________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.
This Stock Assignment may be used only in accordance with the Restricted Stock Award Grant Notice between the Company and the undersigned dated_______________, 20___ and the Restricted Stock Award Agreement attached thereto.
Dated: _______________, ____

Signature of Holder
INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to enforce the Forfeiture Restriction as set forth in the Agreement, without requiring additional signatures on the part of Holder.

EXHIBIT D
TO RESTRICTED STOCK AWARD GRANT NOTICE
JOINT ESCROW INSTRUCTIONS
May , 2014
Secretary
Skilled Healthcare Group, Inc.
27442 Portola Parkway, Suite 200
Foothill Ranch, CA 92610
Ladies and Gentlemen:
As escrow agent (the “Escrow Agent”) for both Skilled Healthcare Group, Inc., a Delaware corporation (“Skilled Healthcare”), and the undersigned recipient of stock of Skilled Healthcare (the “Holder”), you are hereby authorized and directed to hold in escrow the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Agreement (the “Agreement”) between Skilled Healthcare and the undersigned (the “Escrow”), including the stock certificate and the Stock Assignment, in accordance with the following instructions:
1.    In the event of (a) forfeiture by Holder of any of the shares owned by Holder pursuant to Section 3.1 of the Agreement (the “Forfeiture Restriction”), or (b) an election (or deemed election) by Holder to tender shares owned by Holder which are not subject to the Forfeiture Restriction to satisfy the Company’s tax withholding obligation pursuant to Section 5.12 of the Agreement, Skilled Healthcare and/or any assignee of Skilled Healthcare (referred to collectively for convenience herein as the “Company”) shall give to Holder and you a written notice specifying the number of shares of stock forfeited or tendered and the date of forfeiture or tender. Holder and the Company hereby irrevocably authorize and direct you to effect the forfeiture or tender contemplated by such notice in accordance with the terms of said notice.
2.    As of the date of forfeiture or tender indicated in such notice, you are directed (a) to date the stock assignments necessary for the forfeiture/tender and transfer in question, (b) to fill in the number of shares being forfeited/tendered and transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be forfeited/tendered and transferred, to the Company or its assignee.
3.    Holder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as described in the Agreement. Holder does hereby irrevocably constitute and appoint you as Holder’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including, but not limited to, the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Holder shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.
4.    Upon written request of Holder, but no more than once per calendar year, unless the Forfeiture Restriction has been enforced, you will deliver to Holder a certificate or certificates representing so many shares of stock as are not then subject to the Forfeiture Restriction. Within 120 days after any voluntary or involuntary termination of Holder’s services to the Company for any or no reason, you will deliver to Holder a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not forfeited pursuant to the Forfeiture Restriction.

5.    If at the time of termination of this escrow you should have in your possession any cash, cash equivalents, documents, securities or other property belonging to Holder, you shall deliver all of the same to Holder and shall be discharged of all further obligations hereunder.
6.    Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
7.    You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Holder while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
8.    You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
9.    You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.
10.    You shall not be liable for the expiration of any rights under any applicable federal, state, local or foreign statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.
11.    You shall be entitled to employ such legal counsel and other experts as you may deem necessary to properly advise you in connection with your obligations hereunder, may rely upon the advice of such counsel and may pay such counsel reasonable compensation therefor.
12.    Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.
13.    If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
14.    It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.
15.    Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight air courier, or first class certified or registered mail, postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of these Joint Escrow Instructions or such other address as a party may designate by five days’ advance written notice to the other parties hereto. All notices and communications shall be deemed to have been received unless otherwise set forth herein: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives electronic confirmation that such notice was received by the addressee; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and

(iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.
16.    By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.
17.    This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.
18.    These Joint Escrow Instructions shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.
(Signature page follows.)

IN WITNESS WHEREOF, the parties have executed these Joint Escrow Instructions as of the date first written above.

Very truly yours, SKILLED HEALTHCARE GROUP, INC.:
By:
Name: Roland Rapp Title: Secretary
		Address:	27442 Portola Parkway, Suite 200
Foothill Ranch, CA 92610

HOLDER:
Paxton Wiffler
Address

ESCROW AGENT:
By:
Secretary Skilled Healthcare Group, Inc.
Address	27442 Portola Parkway, Suite 200
Foothill Ranch, CA 92610

EXHIBIT E
TO RESTRICTED STOCK AWARD GRANT NOTICE
FORM OF 83(B) ELECTION AND INSTRUCTIONS
These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of common stock, par value $0.001 per share, of Skilled Healthcare Group, Inc. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.
The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares were transferred to you. PLEASE NOTE: There is no remedy for failure to file on time. The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner. ALSO, PLEASE NOTE: If you make the Section 83(b) election, the election is irrevocable.

1.	Complete Section 83(b) election form (attached as Attachment 1) and make four (4) copies of the signed election form. (Your spouse, if any, should sign the Section 83(b) election form as well.)

2.	Prepare the cover letter to the Internal Revenue Service (sample letter attached as Attachment 2).

3.
Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns. We suggest that you have the package date-stamped at the post office. The post office will provide you with a white certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.	One (1) copy must be sent to Skilled Healthcare Group, Inc. for its records and one (1) copy must be attached to your federal income tax return for the applicable calendar year.

5.	Retain the Internal Revenue Service file stamped copy (when returned) for your records.
Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ATTACHMENT 1 TO EXHIBIT E
TO RESTRICTED STOCK AWARD GRANT NOTICE
ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of Class A common stock, par value $0.001 per share, of Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”).
The name, address and taxpayer identification number of the undersigned taxpayer are:

SSN:
The name, address and taxpayer identification number of the taxpayer’s spouse are (complete if applicable):

SSN:
Description of the property with respect to which the election is being made:
________________ shares of Class A common stock, par value $0.001 per share, of the Company.
The date on which the property was transferred was _______________, 20__.
The taxable year to which this election relates is calendar year 20__.
Nature of restrictions to which the property is subject:
The Shares may not be transferred and are subject to forfeiture if taxpayer’s employment or service with the Company and its majority-owned subsidiaries terminates for any reason (other than death or total and permanent disability). The forfeiture restriction applicable to the Shares will lapse in whole or in part upon the achievement of certain performance conditions for the period from November 20, 2013 through November 20, 2017 or, if earlier, upon the occurrence of a qualifying change in ownership or control of the Company.
The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(a)) of the Shares was $______ per Share.
No amount was paid by the taxpayer for the Shares.
A copy of this statement has been furnished to the Company.
Dated:    ____________, 20__    Taxpayer Signature
The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).
Dated:    ____________, 20__    Spouse’s Signature

ATTACHMENT 2 TO EXHIBIT E
TO RESTRICTED STOCK AWARD GRANT NOTICE
SAMPLE COVER LETTER TO INTERNAL REVENUE SERVICE
[Date]

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED
Internal Revenue Service
[Address where taxpayer files returns]

Re:	Election under Section 83(b) of the Internal Revenue Code of 1986 Taxpayer: Taxpayer’s Social Security Number: Taxpayer’s Spouse: Taxpayer’s Spouse’s Social Security Number:
Ladies and Gentlemen:
Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.
Very truly yours,

Enclosures
cc:    Skilled Healthcare Group, Inc.

EXHIBIT F
TO RESTRICTED STOCK AWARD GRANT NOTICE
AMENDED AND RESTATED SKILLED HEALTHCARE GROUP, INC. 2007 INCENTIVE AWARD PLAN

EXHIBIT G
TO RESTRICTED STOCK AWARD GRANT NOTICE
AMENDED AND RESTATED SKILLED HEALTHCARE GROUP, INC. 2007 INCENTIVE AWARD PLAN PROSPECTUS